Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization
Ortho-Clinical Diagnostics Australia Pty Ltd.	Australia
Ortho-Clinical Diagnostics GmbH (Austria branch)	Austria
Ortho-Clinical Diagnostics FinCo S.a.r.l. (Barbados branch)	Barbados
Ortho-Clinical Diagnostics NV	Belgium
Ortho Clinical Diagnostics Do Brasil Produtos Para Saude Ltda.	Brazil
Immutopics, Inc.	California, United States
QuidelOrtho Canada Corporation	Canada
Ortho-Clinical Diagnostics Chile SpA	Chile
Quidel China, Ltd.	China
Ortho-Clinical Diagnostics Trading (China) Co. Ltd.	China
Ortho Clinical Diagnostics Biotechnology Development Shanghai Co. Ltd.	China
Ortho-Clinical Diagnostics Trading (China) Co. Ltd (Beijing branch)	China
Ortho-Clinical Diagnostics Trading (China) Co. Ltd. (Hangzhou branch)	China
Ortho-Clinical Diagnostics Medical Technology (Changsha) Co., Ltd.	China
Ortho-Clinical Diagnostics Colombia SAS	Colombia
Ortho-Clinical Diagnostics Czech s.r.o.	Czech Republic
Quidel Corporation	Delaware, United States
Quidel Cardiovascular Inc.	Delaware, United States
Quidel Services, LLC	Delaware, United States
Quidel International, LLC	Delaware, United States
Orca Holdco, Inc.	Delaware, United States
QuidelOrtho Sales Company, LLC	Delaware, United States
Orca Holdco 2, Inc.	Delaware, United States
Ortho-Clinical Diagnostics U.S. Equipment, LLC	Delaware, United States
Crimson U.S. Assets LLC	Delaware, United States
Crimson International Assets LLC	Delaware, United States
Ortho-Clinical Diagnostics Transport LLC	Delaware, United States
Ortho-Clinical Diagnostics U.S. FinanceCo I, LLC	Delaware, United States
Ortho-Clinical Diagnostics Denmark, filial of Ortho-Clinical Diagnostics Netherlands B.V.	Denmark
Ortho-Clinical Diagnostics MEA	Dubai
Ortho-Clinical Diagnostics Egypt Investment LLC	Egypt
Ortho-Clinical Diagnostics Egypt Services LLC	Egypt
Ortho-Clinical Diagnostics Egypt for Trading and Importation LLC	Egypt
Micro Typing Systems, Inc.	Florida, United States
Quidel France SARL	France
Ortho-Clinical Diagnostics France SAS	France
Quidel Germany, GmbH	Germany
Germany OCD Co GmbH	Germany
Germany OCD Holding GmbH & Co. KG	Germany
Crimson Germany GmbH	Germany
Ortho-Clinical Diagnostics GmbH	Germany

Quidel Hong Kong Limited	Hong Kong
Quidel Diagnostics India Private Ltd.	India
Ortho Clinical Diagnostics India Private Limited	India
Quidel Ireland Limited	Ireland
Quidel Italy S.r.l.	Italy
Ortho-Clinical Diagnostics Italy S.r.l.	Italy
Ortho-Clinical Diagnostics K.K.	Japan
Ortho-Clinical Diagnostics Luxembourg S.a.r.l.	Luxembourg
Ortho-Clinical Diagnostics S.a.r.l.	Luxembourg
Ortho-Clinical Diagnostics Holdings Luxembourg S.a.r.l.	Luxembourg
Ortho-Clinical Diagnostics FinCo S.a.r.l.	Luxembourg
BioHelix Corporation	Massachusetts, United States
Ortho-Clinical Diagnostics Mexico Operations S. de R.L. de C.V.	Mexico
Ortho-Clinical Diagnostics Mexico Services S. de R.L. de C.V.	Mexico
OCD Investment Holdings B.V.	Netherlands
Ortho-Clinical Diagnostics Netherlands B.V.	Netherlands
Ortho-Clinical Diagnostics NV (Dutch branch)	Netherlands
Ortho-Clinical Diagnostics FinCo S.a.r.l. (US branch)	New York, United States
Ortho-Clinical Diagnostics, Inc.	New York, United States
Ortho-Clinical Diagnostics Australia Pty Ltd. (New Zealand branch)	New Zealand
Ortho-Clinical Diagnostics Norway (branch of Ortho-Clinical Diagnostics Netherlands B.V.)	Norway
Diagnostic Hybrids, Inc.	Ohio, United States
Ortho-Clinical Diagnostics Panama S.A.	Panama
Ortho-Clinical Diagnostics Panama Export S.A.	Panama
Ortho-Clinical Diagnostics Philippines Inc.	Philippines
OCD Clinical Diagnostics Portugal, Unipessoal Lda	Portugal
Ortho-Clinical Diagnostics Netherlands B.V. (Puerto Rico branch)	Puerto Rico
Ortho-Clinical Diagnostics Limited Liability Company	Russia
Branch of Ortho-Clinical Diagnostics Netherlands B.V. (Saudi Arabia branch)	Saudi Arabia
QuidelOrtho Regional Headquarters Company	Saudi Arabia
Ortho-Clinical Diagnostics Singapore Pte. Ltd.	Singapore
Ortho-Clinical Diagnostics Singapore Pte., Ltd, Korea branch	South Korea
Ortho-Clinical Diagnostics Spain, S.L.	Spain
Ortho-Clinical Diagnostics Sweden AB	Sweden
Ortho-Clinical Diagnostics Switzerland GmbH	Switzerland
Ortho-Clinical Diagnostics GmbH (Swiss branch)	Switzerland
Ortho-Clinical Diagnostics (Thailand) Ltd.	Thailand
QuidelOrtho Health Operational Services Limited Company	Turkey
Crimson OCD (UK) Limited	United Kingdom
Ortho-Clinical Diagnostics	United Kingdom